Exhibit 10.15

Indemnity Agreement

The undersigned, Mr. Maodong Xu (“Mr. Xu”), a citizen of the People’s Republic of China (the “PRC”), ID Number                                   , with respect to the potential approvals that may be required from any and all PRC government authorities (the “Regulatory Approval”) in connection with the incurrence or assignment of rights of all indebtedness owed to Mr. Xu directly, or indirectly through one or more of his controlled entities, by Wowo Limited, a Cayman Islands company (the “Company”), and any of the Company’s subsidiaries, consolidated affiliated entities, or subsidiaries of such consolidated affiliated entities (the “VIEs”) including, but not limited to, Beijing Wowo Tuan Information Technology Co., Ltd. (“Beijing Wowo Tuan”), hereby irrevocably commits and warrants that:

In the event any legal or administrative sanctions or fines are imposed on the Company or the VIEs, including, but not limited to, Beijing Wowo Tuan, as a result of a delay or failure to obtain any Regulatory Approval, Mr. Xu hereby commits to undertake all responsibilities and liabilities resulting from such a delay or failure and wil indemnify the full amount of such sanctions or fines, if any, to the Company, the VIEs, including but limited Beijing Wowo Tuan, and any of their respective directors, shareholders and employees.

This indemnity agreement is irrevocable and effective as of the date hereof.

By:	/s/ Maodong Xu
Name:	Maodong Xu
Date:	February 20, 2015